Exhibit 99.1

Avid Technology Announces Q3 2017 Results and
Issues Q4 2017 Guidance
Revenue and bookings exceed guidance, met guidance on all other key metrics
Strong improvement in adjusted EBITDA drives fourth consecutive quarter of positive adjusted free cash flow
Financial performance fueled by achieving key strategic growth objectives including subscription, digital and enterprise agreements

BURLINGTON, Mass., Nov. 9, 2017 Avid® (NASDAQ:AVID) today announced its third quarter 2017 financial results and provided its guidance for the fourth quarter of 2017.

Highlights of Third Quarter 2017 Results

•	Bookings were $102.8 million, above the upper end of guidance. Constant Currency Bookings were $107.9 million, in line with guidance.

•	GAAP Revenue was $105.3 million, above the upper end of guidance.

•	GAAP Gross Margin was 57.3%. Non-GAAP Gross Margin was 59.3%.

•	GAAP Operating Expenses were $56.7 million. Non-GAAP Operating Expenses were $53.9 million, in line with guidance.

•	GAAP Net Income was $72,000.

•	Adjusted EBITDA was $11.5 million, in line with guidance.

•	GAAP Net Cash provided by Operating Activities was $31,000.

•
Adjusted Free Cash Flow was $0.5 million, at the upper end of guidance. This is the fourth consecutive quarter of positive Adjusted Free Cash Flow. For the first nine months of 2017, Adjusted Free Cash Flow was up $55.7 million compared to the same period in 2016.

Avid Progressing on Strategic Growth Objectives

•
Enterprise: During the third quarter, Avid signed several multi-year enterprise deals with large customers, including Viacom and NHK, Japan’s national public broadcaster; total licenses for the MediaCentral platform as of the end of the third quarter were nearly 51,000, up 27% year-over-year.

•	Individual: Direct digital bookings, primarily with individual creative professionals, were up 35% year-over-year; individual subscriptions surpassed 84,000, up 69% year-over-year.

•	Visibility: Increasing recurring revenue bookings is positively impacting Avid’s revenue backlog of $488 million, which grew $51 million year-over-year and is increasing visibility.

“We are pleased to have delivered another quarter of meeting or exceeding our guidance for all our key metrics,” said Louis Hernandez, Jr., Chairman and Chief Executive Officer of Avid. “The completion of the transformation in the second quarter of 2017 has positioned us to drive profitable growth, increase revenue visibility and cash flow. In the third quarter, we achieved meaningful growth across bookings, revenue excluding pre-2011 and eliminating PCS, adjusted EBITDA and adjusted free cash flow.”

Mr. Hernandez continued, “Customers ranging from the largest media enterprises to individual artists continue to adopt Avid’s innovative new solutions. With our cloud-enabling MediaCentral platform,

enterprises are unlocking greater strategic value from their Avid partnership as we help them to achieve new economies of scale while they work to engage audiences on any device with increasing amounts of content. Individual creatives and teams are empowered with Avid’s tools and value-added communities to answer the escalating demand for content. I am excited about Avid’s future as we work to continue our growth, further improve our profitability and increase our free cash flow.”

Expanded Loan Facility

On November 9, 2017, Avid and Cerberus agreed to increase the existing term loan by $15.0 million and expand the amount of revolving credit by $5.0 million for a $20.0 million total increase in available liquidity. The amended loan facility provides Avid an option to purchase $15.0 million of its convertible bonds. In addition, the Company and Cerberus agreed to a revised calculation for the leverage ratio requirement in order to reflect the non-cash revenue impact related to the Company’s adoption of the new revenue standard (Accounting Standards Codification 606).

Financial Guidance
Avid’s fourth quarter 2017 financial guidance is provided in the table below.
“We’re pleased with our third quarter and year-to-date performance,” said Brian E. Agle, Senior Vice President and Chief Financial Officer of Avid. “Our quarter represents an important step toward growth. We will continue our focused execution on growing revenue, managing expenses and further increasing free cash flow and liquidity.”

Fourth Quarter 2017 Guidance

(in $ millions)
Bookings (Constant Currency)	$118 - $132
Bookings	$112 - $126
Revenue	$103 - $113
Non-GAAP Operating Expenses	$48 - $52
Adjusted EBITDA	$14 - $20
Adjusted Free Cash Flow	$(4) - $4

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations and cash flows could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Third Quarter and Full Year 2017 Business Update presentation posted on Avid’s Investor Relations website.

Non-GAAP Financial Measures

Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted Free Cash Flow, non-GAAP Operating Income (loss), non-GAAP Operating Expenses, non-GAAP Gross Margin, Adjusted EBITDA margin and Adjusted Free Cash Flow conversion of Adjusted EBITDA. The Company also includes the operational metrics of bookings, revenue backlog and recurring revenue bookings in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, non-GAAP Operating Expenses and Adjusted Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures were not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call

Avid will host a conference call to discuss its financial results for the third quarter 2017 on Thursday, November 9, 2017 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 719-325-2278 and referencing confirmation code 2768857. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements

Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the quarter ending December 31, 2017, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products, realization of identified efficiency programs and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets;

our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid
Through Avid Everywhere™, Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe™, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2017 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid Artist | DNxIV, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Investor Contact:
Dean Ridlon
Avid
dean.ridlon@avid.com
(978) 640-3379

PR Contact:
Jim Sheehan
Avid
jim.sheehan@avid.com
(978) 640-3152

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net revenues:
Products	$54,319	$63,740	$152,980	$223,841
Services	50,946	55,279	158,765	172,794
Total net revenues	105,265	119,019	311,745	396,635

Cost of revenues:
Products	29,485	26,793	80,478	82,405
Services	13,472	14,885	41,747	45,126
Amortization of intangible assets	1,950	1,950	5,850	5,850
Total cost of revenues	44,907	43,628	128,075	133,381
Gross profit	60,358	75,391	183,670	263,254

Operating expenses:
Research and development	16,025	19,953	51,904	62,791
Marketing and selling	25,652	27,231	80,481	89,027
General and administrative	15,193	13,822	43,268	48,359
Amortization of intangible assets	362	567	1,088	2,135
Restructuring (recoveries) costs, net	(582)	5,314	6,464	7,878
Total operating expenses	56,650	66,887	183,205	210,190

Operating income	3,708	8,504	465	53,064

Interest and other expense, net	(4,701)	(4,707)	(13,465)	(14,049)
(Loss) income before income taxes	(993)	3,797	(13,000)	39,015
Benefit from income taxes	(1,065)	(5,321)	(326)	(3,983)
Net income (loss)	$72	$9,118	$(12,674)	$42,998

Net income (loss) per common share – basic	$0.00	$0.23	$(0.31)	$1.08
Net income (loss) per common share – diluted	$0.00	$0.23	$(0.31)	$1.08

Weighted-average common shares outstanding – basic	41,133	40,194	40,954	39,814
Weighted-average common shares outstanding – diluted	41,355	40,476	40,954	39,950

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Non-GAAP revenue
GAAP revenue	$105,265	$119,019	$311,745	$396,635
Amortization of acquired deferred revenue	—	—	—	594
Non-GAAP revenue	105,265	119,019	311,745	397,229
Pre-2011 Revenue	142	5,368	907	22,504
Elim PCS	—	12,000	1,700	44,800
Non-GAAP Revenue w/o Pre-2011 and Elim	105,123	101,651	309,138	329,925

Non-GAAP gross profit
GAAP gross profit	60,358	75,391	183,670	263,254
Amortization of acquired deferred revenue	—	—	—	594
Amortization of intangible assets	1,950	1,950	5,850	5,850
Stock-based compensation	63	157	547	488
Non-GAAP gross profit	62,371	77,498	190,067	270,186
Pre-2011 Revenue	142	5,368	907	22,504
Elim PCS	—	12,000	1,700	44,800
Non-GAAP gross profit w/o Pre-2011 and Elim	62,229	60,130	187,460	202,882

Non-GAAP operating expenses
GAAP operating expenses	56,650	66,887	183,205	210,190
Less Amortization of intangible assets	(362)	(567)	(1,088)	(2,135)
Less Stock-based compensation	(2,418)	(1,571)	(5,327)	(5,628)
Less Restructuring costs, net	582	(5,314)	(6,464)	(7,878)
Less Restatement costs	(284)	(38)	(726)	(186)
Less Acquisition, integration and other costs	244	336	104	(458)
Less Efficiency program costs	(483)	(1,338)	(3,054)	(3,338)
Non-GAAP operating expenses	53,929	58,395	166,650	190,567

Non-GAAP operating income
GAAP operating (loss) income	3,708	8,504	465	53,064
Amortization of acquired deferred revenue	—	—	—	594
Amortization of intangible assets	2,312	2,517	6,938	7,985
Stock-based compensation	2,481	1,728	5,874	6,116
Restructuring costs, net	(582)	5,314	6,464	7,878
Restatement costs	284	38	726	186
Acquisition, integration and other costs	(244)	(336)	(104)	458
Efficiency program costs	483	1,338	3,054	3,338
Non-GAAP operating income	8,442	19,103	23,417	79,619

Adjusted EBITDA
Non-GAAP operating income (from above)	8,442	19,103	23,417	79,619
Depreciation	3,088	3,762	9,994	11,184
Adjusted EBITDA	11,530	22,865	33,411	90,803
Adjusted EBITDA margin	11%	19%	11%	23%
Pre-2011 Revenue	142	5,368	907	22,504
Elim PCS	—	12,000	1,700	44,800
Adjusted EBITDA w/o Pre-2011 and Elim	11,388	5,497	30,804	23,499

Adjusted free cash flow
GAAP net cash provided by (used in) operating activities	31	(3,909)	6,103	(48,925)
Capital expenditures	(3,017)	(2,360)	(6,125)	(9,681)
Free Cash Flow	(2,986)	(6,269)	(22)	(58,606)

Non-Operational / One-time Items
Restructuring payments	2,546	1,496	9,540	8,981
Restatement payments	169	—	379	—
Acquisition, integration and other payments	174	196	193	1,817
Efficiency program payments	634	1,947	3,363	5,530
Sub-Total Non-Operational / One-Time Items	3,523	3,639	13,475	16,328

Adjusted free cash flow	$537	$(2,630)	$13,453	$(42,278)
Adjusted free cash flow conversion of adjusted EBITDA	5%	(12)%	40%	(47)%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$44,094	$44,948
Accounts receivable, net of allowances of $10,494 and $8,618 at September 30, 2017 and December 31, 2016, respectively	40,864	43,520
Inventories	41,160	50,701
Prepaid expenses	8,537	6,031
Other current assets	9,925	5,805
Total current assets	144,580	151,005
Property and equipment, net	23,273	30,146
Intangible assets, net	15,995	22,932
Goodwill	32,643	32,643
Long-term deferred tax assets, net	1,355	1,245
Other long-term assets	7,404	11,610
Total assets	$225,250	$249,581

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$28,620	$26,435
Accrued compensation and benefits	32,734	25,387
Accrued expenses and other current liabilities	32,848	34,088
Income taxes payable	806	1,012
Short-term debt	5,072	5,000
Deferred revenues	122,475	146,014
Total current liabilities	222,555	237,936
Long-term debt	191,300	188,795
Long-term deferred tax liabilities, net	—	913
Long-term deferred revenues	72,091	79,670
Other long-term liabilities	9,726	12,178
Total liabilities	495,672	519,492

Stockholders’ deficit:
Common stock	423	423
Additional paid-in capital	1,038,308	1,043,063
Accumulated deficit	(1,283,822)	(1,271,148)
Treasury stock at cost	(22,238)	(32,353)
Accumulated other comprehensive loss	(3,093)	(9,896)
Total stockholders’ deficit	(270,422)	(269,911)
Total liabilities and stockholders’ deficit	$225,250	$249,581

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(12,674)	$42,998
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,932	19,169
(Recovery) provision for doubtful accounts	(158)	890
Stock-based compensation expense	5,874	6,116
Non-cash provision for restructuring	3,191	1,137
Non-cash interest expense	7,255	7,935
Unrealized foreign currency transaction losses	6,885	2,021
Benefit from deferred taxes	(925)	(5,187)
Changes in operating assets and liabilities:
Accounts receivable	2,877	17,057
Inventories	9,542	(7,561)
Prepaid expenses and other assets	(3,958)	(1,493)
Accounts payable	2,065	(19,627)
Accrued expenses, compensation and benefits and other liabilities	543	(4,384)
Income taxes payable	(161)	347
Deferred revenues	(31,185)	(108,343)
Net cash provided by (used in) operating activities	6,103	(48,925)

Cash flows from investing activities:
Purchases of property and equipment	(6,125)	(9,681)
Increase in other long-term assets	(24)	(17)
Decrease (increase) in restricted cash	1,790	(4,544)
Net cash used in investing activities	(4,359)	(14,242)

Cash flows from financing activities:
Proceeds from long-term debt	912	100,000
Repayment of debt	(3,750)	(2,500)
Proceeds from the issuance of common stock under employee stock plans	219	5,914
Common stock repurchases for tax withholdings for net settlement of equity awards	(732)	(803)
Proceeds from revolving credit facilities	—	25,000
Payments on revolving credit facilities	—	(30,000)
Payments for credit facility issuance costs	—	(5,020)
Net cash (used in) provided by financing activities	(3,351)	92,591

Effect of exchange rate changes on cash and cash equivalents	753	391
Net (decrease) increase in cash and cash equivalents	(854)	29,815
Cash and cash equivalents at beginning of period	44,948	17,902
Cash and cash equivalents at end of period	$44,094	$47,717

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

	September 30,	June 30,	September 30,
Revenue Backlog*	2017	2017	2016

Pre-2011	$190	$331	$3,364
Post-2010	$194,376	$203,708	$236,644
Deferred Revenue	$194,566	$204,039	$240,008
Other Backlog	$293,387	$283,765	$197,153
Total Revenue Backlog	$487,953	$487,804	$437,161

The expected timing of recognition of revenue backlog as of September 30, 2017 is as follows:

	2017	2018	2019	Thereafter	Total
Orders executed prior to January 1, 2011	$78	$112	$—	$—	$190
Orders executed or materially modified on or	$39,191	$68,016	$30,872	$56,297	$194,376
after January 1, 2011
Other Backlog	$46,470	$118,321	$62,329	$66,267	$293,387
Total Revenue Backlog	$85,739	$186,449	$93,201	$122,564	$487,953

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

PR Contact
Jim Sheehan
Avid
jim.sheehan@avid.com
978.640.3152

Investor Contact
Dean Ridlon
Avid
dean.ridlon@avid.com
978.640.3379